INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Amendment No. 2 to the Registration
Statement on Form S-1 (333-127149) of our report dated August 1, 2005 on our audit of the financial statements of Paramount Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.

/s/ Marcum & Kliegman, LLP

Marcum & Kliegman, LLP
Melville, New York

September 20, 2005